                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                  STARTEC GLOBAL COMMUNICATIONS CORPORATION
                              1151 SEVEN LOCKS ROAD
                             POTOMAC, MARYLAND 20854



                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER __, 2001

To the Stockholders of
Startec Global Communications Corporation:

   Notice is hereby given that a Special Meeting of Stockholders of Startec Global Communications Corporation (the "Company"), a Delaware corporation, will be held at the Best Western Washington Gateway Hotel, 1251 West Montgomery Avenue, Rockville, Maryland 20850, on October __, 2001, commencing at 10:00 A.M., for the following purpose, as described in the Proxy Statement accompanying this Notice:

   1. To request authorization to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.01 per share, from 100,000,000 to as many as, but not more than, 300,000,000.

      The Company's Board of Directors has no knowledge of any other business to be presented or transacted at the Special Meeting.

      This request is made in conjunction with the Company's ongoing efforts to restructure its debt. The Board of Directors believes that a final agreement with the Company's secured and unsecured creditors as to the form and substance of the restructuring is imminent. As part of this restructuring, the Company has also sought additional third-party investment, and expects to secure commitments for such financing in the near future. Approval of the proposed share increase will give the Company's management the substantial flexibility necessary to complete these various transactions in the Company's best interest.

      Only stockholders of record of the Company's Common Stock on September 6, 2001 are entitled to notice of and to vote at the Special Meeting. Further information as to the matters to be considered and acted upon at the Special Meeting can be found in the accompanying Proxy Statement.

                                       By Order of the Board of Directors,


                                       JEFFREY L. POERSCH
                                       Assistant Secretary

September 25, 2001

      YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE SPECIAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                  STARTEC GLOBAL COMMUNICATIONS CORPORATION
                              1151 SEVEN LOCKS ROAD
                          POTOMAC, MARYLAND 20854-2905

                       -----------------------------------

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 15, 2001

                       -----------------------------------



      This Proxy Statement, the foregoing Notice of Special Meeting of Stockholders and the enclosed form of proxy are first being sent or delivered to stockholders on or about September 25, 2001, in connection with the solicitation of proxies for use by our Board of Directors, at a Special Meeting of Stockholders ("Special Meeting") which will be held at Best Western Washington Gateway Hotel, 1251 West Montgomery Avenue, Rockville, Maryland 20850, on October __, 2001, commencing at 10:00 A.M. for the purposes set forth in the foregoing Notice of Special Meeting of Stockholders, and at any and all adjournments or postponements thereof.

      The presence in person or by proxy of holders of record of a majority of the outstanding shares of the Company's common stock, par value $.01 per share ("Common Stock"), is required to constitute a quorum for the transaction of business at the Special Meeting.

      If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein. Any stockholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Assistant Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the Special Meeting.


                       -----------------------------------


          The date of this Proxy Statement is September ____, 2001.

                               THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

      This Special Meeting has been called to submit for shareholder approval a proposed amendment to the Company's Restated Certificate of Incorporation that would increase the number of authorized shares of the Company's Common Stock (the "Common Stock") from 100,000,000 shares to 300,000,000 shares.

RECORD DATE AND OUTSTANDING STOCK

      The record date ("Record Date") for determining those stockholders entitled to notice of and to vote at the Special Meeting is September 6, 2001. At that date, there were outstanding 16,554,156 shares of Common Stock.

PROXIES

      SOLICITATION. Solicitation of proxies is being made by management at the direction of the Board of Directors, without additional compensation, through the mail, in person or by telephone. The cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

      REVOCATION. The execution of a proxy does not affect the right to vote in person at the Special Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Special Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice.

      SIGNATURES IN CERTAIN CASES. If a stockholder is a corporation, the enclosed proxy should be signed in its corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, and his or her title as such should follow the signature.

QUORUM AND VOTING

      The presence, in person or by proxy, of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Special Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will be are counted as votes against the proposal to increase our authorized common stock.

      As of September 6, 2001, directors and executive officers of the Company and their affiliates had the power to vote approximately 21.3% of the outstanding Common Stock.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding the beneficial ownership of the Company's Common Stock on September 6, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of its voting securities, (ii) each director and executive officer, and
(iii) all directors and executive officers as a group.

                                                                                      NUMBER OF    PERCENTAGE OF
NAME AND ADDRESS (1)                                                                  SHARES (2)       CLASS
--------------------                                                                  ----------       -----
Ram Mukunda (3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,528,675        20.40%
Prabhav V. Maniyar (4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      111,316             *
Sudhakar Shenoy (5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,000             *
Nazir G. Dossani (6) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        9,000             *
Richard K. Prins (7) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44,000             *
Anthony A. Das (8) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            -             *
John H. Wolaver (9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -             *
All Directors and Executive Officers as a group (7 persons) . . . . . . . . . . . .     3,693,991        21.30%
Liberty Wanger Asset Management, L.P. (10) . . . . . . . . . . . . . . . . . . . . .      933,000         5.40%
   227 West Monroe Street, Suite 3000
   Chicago, Illinois 60606
RS Investment Management Co. LLC (11) . . . . . . . . . . . . . . . . . . . . . . .     1,995,000        11.50%
   388 Market Street, Suite 200
   San Francisco, California 94111
Zesiger Capital Group, LLC (12) . . . . . . . . . . . . . . . . . . . . . . . . . .     2,667,100        15.40%
   320 Park Avenue, 30th Floor
   New York, New York 10022

--------------------
* Represents beneficial ownership of less than one percent of the outstanding shares of our class of common stock.
 (1) Unless otherwise noted, the address of all persons listed is c/o Startec Global Communications Corporation, 1151 Seven Locks Road, Potomac, Maryland 20854-2905.
 (2) Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days of the Record Date are deemed beneficially owned for computing the percentage ownership of the persons holdings such options, warrants or rights, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares shown.
 (3) Does not include unexercisable options to purchase 170,000 shares of our common stock.
 (4) Does not include unexercisable options to purchase 136,000 shares of common stock.
 (5) Does not include unexercisable options to purchase 20,000 shares of common stock.
 (6) Does not include unexercisable options to purchase 30,000 shares of common stock.
 (7) Includes a warrant to purchase 33,000 shares of common stock. Does not include unexercisable options to purchase 30,000 shares of common stock.
 (8) Does not include unexercisable options to purchase 49,500 shares of common stock.
 (9) Does not include unexercisable options to purchase 36,500 shares of common stock.
(10) As reported on Schedule 13G filed with the SEC on February 14, 2001.
(11) As reported on Schedule 13G filed with the SEC on February 15, 2001.
(12) As reported on Schedule 13G filed with the SEC on December 6, 2000.

                                   PROPOSAL I
    AUTHORIZATION TO AMEND COMPANY'S RESTATED CERTIFICATE OF INCORPORATION
                TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      In a meeting held on September 13, 2001, the Board of Directors passed resolutions approving, and requesting that the Shareholders authorize, and amendment to the Company's Restated Certificate of Incorporation, which would increase the number of authorized shares of the Company's Common Stock from 100,000,000 shares to 300,000,000 shares.

      "If this proposal is approved, that Paragraph (a) of Article IV of the Restated Certificate of Incorporation of the Company will be amended by deleting said Paragraph (a) in its entirety and substituting in lieu thereof a new Paragraph (a) of Article IV that reads as follows:

      '(a) The total number of shares of capital stock of all classes which the Corporation has authority to issue is three hundred twenty million (320,000,000) shares, three hundred million (300,000,000) shares of which are common stock, par value one cent ($.01) per share ("Common Stock") and twenty million (20,000,000) shares of which are shares of blank check preferred stock, par value One Dollar ($1.00) per share ("Preferred Stock"). Of the authorized shares of Preferred Stock, Twenty Five Thousand (25,000) shares are designated as Series A Junior Participating Preferred Stock (the description of which is set forth in (c) below). The Board of Directors may classify and reclassify in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.'"

      On September 6, 2001, the Company had 16,554,156 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. This number does not include 3,062,519 shares reserved for issuance under outstanding options and warrants to purchase shares of Common Stock. As of such date, therefore, there were 20,383,325 shares of authorized Common Stock not reserved for such purposes and available for issuance.

      The Board of Directors has deemed it advisable and in the best interests of the Company to amend Paragraph (a) of Article IV of the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to as much as 300,000,000. The purpose of such increase is to place the Company in a position where it will continue to have a sufficient number of shares of authorized and unissued capital stock which can be issued for or in connection with such corporate purposes as may, from time to time, be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give the Company greater flexibility and will allow such shares to be issued as determined by the Board of Directors of the Company without the expense and delay of a special shareholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) the issuance pursuant to stock splits, (b) the issuance of Common Stock upon exercise of options granted under the Company's various stock option plans or in connection with other employee benefit plans, (c) the issuance of capital stock upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (d) issuance in connection with an offering to raise capital for the Company; or (e) the issuance of Common Stock in conjunction with a restructuring of the Company's debt.

      The authorized shares of capital stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's shareholders, except as may be required by the Restated Certificate of Incorporation and applicable laws and regulations. Any future issuance of shares will be subject to the rights of holders of shares of any then outstanding preferred stock.

      The Amendment, if adopted, may have the result of making it more difficult for any persons or group of persons, other than the current principal shareholders and management, to acquire control of the Company, even if such attempt would be beneficial to the company and its stockholders by expanding the ability of the Company to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Amendment might have such effect, the Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons.

   In particular, the Company is presently negotiating with its secured and unsecured creditors to relieve the Company's debt burden. One possible result of these negotiations would be the conversion of the Company's debt into equity, by issuing a substantial portion of the Company's authorized Common Stock to its current creditors. As a result, the equity of the current holders of Company's Common Stock would be substantially and materially diluted.

      If approved by the shareholders as hereinafter provided, the Amendment will become effective upon the filing of articles of amendment relating thereto with the Secretary of State of Delaware, which will occur, provided that the Board of Director still deems such action to be in the best interest of the company and its stockholders, as soon as reasonably practicable following such approval.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL I.

                                  OTHER MATTERS

      No other matters will be presented for consideration at the Special
Meeting.

                STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

      Any stockholder who, in accordance with and subject to the provisions and rules of the Securities and Exchange Commission and applicable laws of the State of Delaware, wishes to submit a proposal for inclusion in Company's proxy statement for its 2002 Annual Meeting of Stockholders, must deliver such proposal, in writing, to the principal executive offices of Company, 1151 Seven Locks Road, Potomac, Maryland 20854-2905, Attention: Jeffrey L. Poersch, Assistant Secretary, on or prior to January 31, 2002. Any stockholder who wishes to submit a proposal to be presented to the Company's 2002 Annual Meeting of Stockholders, but which will not be included in the Company's Proxy Statement, must be delivered, in writing, on or prior to the anniversary date of the 2000 Annual Meeting of Stockholders or such date as otherwise provided in the Company's Bylaws. Management may exercise discretionary voting authority as to such proposal unless it is delivered, in writing, on or prior to April 15, 2002.

                           ANNUAL REPORT ON FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO JEFFREY L. POERSCH, ASSISTANT SECRETARY, AT 1151 SEVEN LOCKS ROAD, POTOMAC, MARYLAND 20854-2905.

                                    PROXY
                  STARTEC GLOBAL COMMUNICATIONS CORPORATION
              PROXY FOR SPECIAL MEETING OF STOCKHOLDERS 10/15/01

    The undersigned hereby appoints RAM MUKUNDA and PRABHAV V. MANIYAR, or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies for and in the name of the undersigned to attend the Special Meeting of Stockholders of Startec Global of Communications Corporation, to be held on October 15, 2001, and at any adjournments thereof, to vote the shares of Common Stock of Startec Global Communications Corporation that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the Notice of Meeting and Proxy Statement of Startec Global Communications Corporation dated September ___, 2001, receipt of which is hereby acknowledged.

    Please date, sign and return promptly.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STARTEC GLOBAL COMMUNICATIONS CORPORATION.

  1. AUTHORIZATION TO AMEND COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, FROM 100,000,000 TO 300,000,000.


/ / FOR PROPOSAL I     / / AGAINST PROPOSAL I   / / ABSTAIN FROM VOTING ON PROPOSAL I

--------------------------------------------------------------------
The Board of Directors recommends that you vote FOR Proposal I


Your signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.

                                        Dated ______________________, 2001


                                        ___________________________________
                                        Signature

                                        ___________________________________
                                        Signature

                                        THE SHARES REPRESENTED BY THIS
                                        PROXY WILL BE VOTED AS DIRECTED BY
                                        THE STOCKHOLDER. IF NO DIRECTION
                                        IS GIVEN WHEN THE FULLY EXECUTED
                                        PROXY IS RETURNED, SUCH SHARES
                                        WILL BE VOTED IN ACCORDANCE WITH
                                        THE RECOMMENDATION OF THE BOARD OF
                                        DIRECTORS FOR THE NOMINEE.